Exhibit 1.1

Atlassian Corporation Plc

Class A Ordinary Shares

Underwriting Agreement

[•], 2015

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Atlassian Corporation Plc, a company organized under the laws of England (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of [•] Class A Ordinary Shares (“Stock”) of the Company (the “Firm Shares”). At the election of the Underwriters, entities affiliated with [          ] named in Schedule II hereto (the “Selling Shareholders”) propose, severally and not jointly, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] Stock (the “Optional Shares”).The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”.

1.                          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                     A registration statement on Form F-1 (File No. 333-207879) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and

any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”‘;

(b)                     No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (B) any Selling Shareholder Information (as defined below);

(c)                      For the purposes of this Agreement, the “Applicable Time” is [•]: p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each broadly available road show and each Section 5(d) Writing listed on Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (B) any Selling Shareholder Information;

(d)                     The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (B) any Selling Shareholder Information;

(e)                      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital (other than (A) as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options or restricted share units or the award of stock options or restricted share units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus or (B) the repurchase of shares by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company as disclosed in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(f)                       Neither the Company nor any of its subsidiaries own any real property.  The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, which is addressed exclusively in subsection (aa) below), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any leased real property and buildings are held under, to the Company’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)                      The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would, not individually or in the aggregate have a material adverse effect on the (i) business financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) on the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated by the Pricing Prospectus and the Prospectus (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or other business organization in good standing under (where such concept exists) the laws of its jurisdiction of incorporation or formation;

(h)                     All of the issued share capital of the Company, including the Stock to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)                         The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(j)                        The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, lease or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Articles of Association or similar organizational documents of the Company or any of its subsidiaries or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the NASDAQ Stock Market LLC (the “Exchange”)  and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k)                     Neither the Company nor any of its subsidiaries is (1) in violation of its Articles of Association or similar organizational documents, (2) in violation of any other statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (3) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (3) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                         The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m)                 Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)                     The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)                     At the time of filing the Initial Registration Statement (1) the Company was not and as of each Time of Delivery, will not be an “ineligible issuer,” as defined under Rule 405 under the Act and (2) the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(p)                     Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(q)                     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Finance Reporting Standards (“IFRS”) and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the amounts reflected on the Company’s balance sheet for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such system of internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(r)                        Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting; and

(s)                       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(t)                        The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and its subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein in accordance with IFRS. The selected historical financial data set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” present fairly the information included therein; except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement; all other financial and accounting-related information and data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the Company and its subsidiaries and presents fairly the information shown thereby;

(u)                     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(v)                     There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(w)                   Since the date as of which information is given in the Pricing Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its share capital;

(x)                     The Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Securities Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (ii) as disclosed in the Pricing Prospectus;

(y)                     This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(z)                      (A) To the Company’s knowledge, neither the Company nor any of its subsidiaries are in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination or the protection of the environment or human health or relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries have received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its subsidiaries are aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws; (D) there has been no storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any Hazardous Materials, (E) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (F) neither the Company nor any of its subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(aa)              To the Company’s knowledge, the Company and its subsidiaries own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights (collectively, “Intellectual Property”) used by them or necessary for the conduct of their respective businesses as currently conducted and proposed to be conducted, in each case, as described in the Prospectus (the “Company Intellectual Property”), and the conduct of their respective businesses as described in the Prospectus will not conflict in any material respect with any such rights of others, in each case except as would not reasonably be expected to have a Material Adverse Effect; other than as set forth in the Prospectus, the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with asserted rights of others in connection with its Company Intellectual Property that would render any Intellectual Property invalid or inadequate to protect the interest of the Company and any of its subsidiaries therein, except as would not reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (A) to the Company’s knowledge, there are no third parties who have or will be able to establish ownership rights or rights to use any Company Intellectual Property, except for (i) the retained rights of the owners of Company Intellectual Property which is licensed to the Company or the subsidiaries and (ii) the rights of customers and strategic partners to use Company Intellectual Property in the ordinary course, consistent with past practice, (B) there is no pending (or to the Company’s knowledge, threatened) action, suit, proceeding or claim by others challenging the Company’s rights or any of the subsidiaries’ rights in or to any Company Intellectual Property, (C) there is no pending (or to the Company’s knowledge, threatened) action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, (D) there is no pending (or to the Company’s knowledge, threatened, action), suit, proceeding or claim by others that the Company or any of the subsidiaries infringes or misappropriates any intellectual property or other proprietary rights of others, (E) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of the subsidiaries in violation of any contractual obligation binding on the Company or any of the subsidiaries, or otherwise in violation of the rights of any persons, except, in the case of each of (A) through (E) above, where the outcome of which would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have taken commercially reasonable steps in accordance with normal industry practices to secure ownership interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company; there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not described in all material respects; the Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any material intellectual property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not described in all material respects; the Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (A) the Company or any of the subsidiaries to permit reverse engineering of any products or services of the Company or any of the subsidiaries, or any software code or other technology owned by the Company or any of the subsidiaries or (B) any products or services of the Company or any of the subsidiaries, or any software code or other technology owned by the Company or any of the subsidiaries, to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributed at no charge, except, in the case of each of (A) and (B) above, such as would not reasonably be expected to have a Material Adverse Effect;

(bb)              The Company and its subsidiaries (A) have operated their businesses in a manner compliant, and are presently in compliance, with all privacy and data protection laws and regulations applicable to the Company’s and its subsidiaries’ collection, use, transfer, protection, disposal, disclosure, handling, and storage of its customers’ data; (B) have and are in compliance with policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings, and (C) have and are in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with, except in the case of each of (A), (B) and (C) where the failure to so comply would not have a Material Adverse Effect;

(cc)                The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them or as described in the Pricing Prospectus to be conducted by them (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect, and such Permits are in full force and effect and the Company and its subsidiaries are in compliance therewith;

(dd)              Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, except for such rights that have been effectively waived; and the holders of outstanding share capital of the Company are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(ee)                Neither the Company nor any of its subsidiaries, nor any director, officer, affiliate, agent, employee or other person while acting for or on behalf of the Company or any of the Company’s subsidiaries, has (i) used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or will make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated, is in violation of, or will violate any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated, is in violation of, or will violate any provision of the Bribery Act 2010 of the United Kingdom; or (v) unlawfully made or will unlawfully make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its subsidiaries and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(ff)                  To the extent applicable to the business and operations of the Company and its subsidiaries, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or threatened;

(gg)                Neither the Company nor any subsidiary nor any director, officer, agent, employee or affiliate of the Company or any subsidiary is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently subject to or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to unlawfully fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not engaged in, are not now engaged in, any unlawful dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(hh)              The Company has not and no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any subsidiaries to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any subsidiaries other than as contemplated in this Agreement;

(ii)                      (A) The Company and each of its subsidiaries have filed all England and other non-U.S. and all U.S. federal, state, local tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon; (B) the Company and each of its subsidiaries is, to the extent required, registered for the purposes of any applicable value-added tax (“VAT”) and has complied in all respects with the terms of applicable legislation relating to VAT; and (C) no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;

(jj)                    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable for the conduct of its business in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its business;

(kk)              No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened that could have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect;

(ll)                      The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate;

(mm)      To the Company’s knowledge, the Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect;

(nn)              From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”); and

(oo)              No Ratings.  There are (and prior to a Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

2.                          Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with the Company and each of the Underwriters that:

(a)                     All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained, except for the registration under the Act of the Shares, the approval for listing of the Shares on the NASDAQ Global Select Market and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA; and the Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

(b)                     The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Selling Shareholder if the Selling Shareholder is a corporation, the partnership agreement of the Selling Shareholder if the Selling Shareholder is a partnership, or other similar organizational documents of the Selling Shareholder if the Selling Shareholder is not a natural person, corporation or partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except for such violations that individually or in the aggregate would not have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing of the Shares on the NASDAQ Global Select Market and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters;

(c)                      The Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d)                     On or prior to the date of the Pricing Prospectus, the Selling Shareholder has executed and delivered to the Underwriters an agreement substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(e)                      The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)                       To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, (A) in the case of the Registration Statement and any further amendments or supplements to the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of the Preliminary Prospectus and the Prospectus and any further supplements to the Prospectus, and any Issuer Free Writing Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the written information furnished by a Selling Shareholder consists only of (A) the legal name, address and the number of shares owned by such Selling Shareholder, (B) the other information (excluding percentages) with respect to such Selling Shareholder which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and (C) if applicable, the information with respect to such Selling Shareholder which appears under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Shareholder Information”);

(g)                      In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h)                     Depositary receipts representing all of the Shares to be sold by the Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by the Selling Shareholder to Computershare Trustees (Jersey) Limited, as custodian (the “Custodian”), and the Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as the Selling Shareholder’s Attorneys-in-Fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of the Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder and otherwise to act on behalf of the Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(i)                         The Shares represented by the depositary receipts held in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation, limited liability company or other entity by the dissolution of such partnership, corporation, limited liability company or other entity, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation, limited liability company or other entity should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Shareholder hereunder, depositary receipts representing the Shares to be sold by the Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(j)                        The Selling Shareholder is not prompted to sell Shares pursuant to this Agreement by any material nonpublic information concerning the Company or any of its Subsidiaries that is not disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(k)                     The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case, other than the most recent Preliminary Prospectus.

3.                          Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated on Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated on Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Shareholders as set forth on Schedule II hereto or as otherwise directed by the Attorney-in-Fact.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Representatives, the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.                          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.                          (a)  The Shares to be purchased by each Underwriter hereunder, in electronic form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance.  The Company and the Selling Shareholders will cause the depositary receipts, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 20[•] or such other time and date as the Representatives, the Company and the

Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.                          The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)                     Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)                      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose names and addresses the Underwriters shall furnish to the Company) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                     To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                      (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares upon the exercise or settlement of options or restricted share units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; provided that such options, restricted share units or securities are disclosed in the Pricing Prospectus, (iii) the issuance by the Company of shares or any securities convertible into, exchangeable for or that represent the right to receive shares, in each case pursuant to the Company’s equity plans disclosed in the Pricing Prospectus; (iv) the entry into an agreement providing for the issuance by the Company of shares or any security convertible into or exercisable for shares in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (v) the entry into any agreement providing for the issuance of shares or any security convertible into or exercisable for shares in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (iv) and (v), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (iv) and (v) shall not exceed 10% of the total number of shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further that in the case of clauses (ii) through (v) the Company shall (x) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 9(i) hereof for the remainder of the Lock-Up Period, and (y) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend, without the prior written consent of the Representatives;

(e)                      (2) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 9(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex IV hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)                       During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 6(f) to the extent that they are available on EDGAR;

(g)                      During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this Section 6(g) to the extent that they are available on EDGAR;

(h)                     To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                         To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(j)                        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k)                     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)                         To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 6(e) hereof.

7.                          (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                     The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                     Each Underwriter represents and agrees that (i) any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Company; and

(e)                      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or

Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by the Company made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8.                          The Company and each Selling Shareholder, severally and not jointly, covenant and agree with one another and covenant and agree with the several Underwriters that (i) the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, one counsel for the Selling Shareholders in connection with the registration of the Shares under the Act, provided such fees, disbursements and expenses incurred by such counsel for the Selling Shareholders are reasonable and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the filing fees incident to, and the fees and disbursements of counsel or the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (f) the cost of preparing stock certificates, if applicable; (g) the cost and charges of any transfer agent or registrar; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations; provided, however, that the cost of travel and lodging expenses, including the cost of aircraft and other transportation chartered in connection with the road show shall be paid by the Underwriters; and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; provided, however, that the reasonable fees and disbursements of counsel to the Underwriters described in subsection (e) of this Section shall not exceed $25,000 in the aggregate; and (ii) each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided to be paid for by the Company in this Section, or otherwise agreed to be paid for by the Company, including (x) any fees and expenses of counsel for such Selling Shareholder (other than the counsel referred to in clause (i)(a) above), (y) the underwriting discount and commission, if any, associated with the Shares to be sold by such Selling Shareholder hereunder shall be deducted from such Selling Shareholder’s proceeds from the sale of such Shares, and (z) all other expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.  It is understood, however, that except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.                          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)               Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                Goodwin Procter LLP, counsel for the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, substantially in the form set forth in Annex II;

(d)         Goodwin Procter LLP, counsel for the Selling Shareholder, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, substantially in the form set forth in Annex III;

(e)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)           (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than (A) as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options or restricted share units or the award of stock options or restricted share units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus or (B) the repurchase of shares by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company as disclosed in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus or the Pricing Prospectus;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on either the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange and only the Company’s securities; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus and the Pricing Prospectus;

(h)               The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i)                   The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director and certain other stockholders of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex V hereto in form and substance reasonably satisfactory to you;

(j)                  The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)               The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 9 and as to such other matters as you may reasonably request.

10.                   (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” as defined under Rule 433(h) of the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)                     Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” as defined under the 433(h) of the Act or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to Selling Shareholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein. The liability of any Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 10(e) below shall be limited in the aggregate to an amount equal to the aggregate net proceeds (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).

(c)                      Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or a Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company or such Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                     Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this

Section 10 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) a Selling Shareholder shall not be required to contribute an amount in excess of the amounts by which the Selling Shareholder Proceeds of such Selling Shareholder exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and each Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to such Selling Shareholder’s Selling Shareholder Proceeds and not joint.  The liability of any Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 11(b) shall be limited in the aggregate to an amount equal to the Selling Shareholder Proceeds.

(f)                       The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

11.                   (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) of this Section 11, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) of this Section 11, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) of this Section 11 to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any of the Selling Shareholders and shall survive delivery of and payment for the Shares.

13.                   If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason (other than those set forth in clauses [             ] of Section 9(g)), any Shares are not delivered by or on behalf of the Company and a Selling Shareholder’s pro rata portion (based on the number of Shares to be sold by the Company and the Selling Shareholders hereunder), as provided herein, the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters; and in all dealings with any Selling Shareholder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by the Attorneys-in-Fact for the Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives:  (i) in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (ii) in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (B) if to a Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Shareholder at its address set forth in Schedule II hereto; and (C) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 9(i) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request; and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, and at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

17.                   The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (d) the Company and the Selling Shareholders each have consulted their own legal and financial advisors to the extent they deemed appropriate.  The Company and the Selling Shareholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

18.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                   THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company and the Selling Shareholders agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.                   The Company, and each of the Selling Shareholders and Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                   To the extent that the Company, the Selling Shareholders or any of their properties, assets or revenues may is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company and each Selling Shareholder, severally and not jointly, hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consents to such relief and enforcement.

22.                   All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

23.                   The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25.                   Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and Selling Shareholders and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorneys-in-Fact for the Selling Shareholders represents by so doing that he has been duly appointed as Attorneys-in-Fact by the Selling Shareholders pursuant to a validly existing and binding Power of Attorney that authorizes such Attorneys-in-Fact to take such action.

Very truly yours,

Atlassian Corporation Plc

By:
Name:
Title:

The Selling Shareholders Named in Schedule II Hereto

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of the Selling Shareholders

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Allen & Company LLC
UBS Securities LLC
Jefferies LLC
Canaccord Genuity Inc.
JMP Securities LLC
Raymond James & Associates, Inc.
William Blair & Company, L.L.C.

Total

SCHEDULE II

Firm Shares
to be Sold
The Company

Number of Optional
Shares to be
Sold if
Maximum Option
Exercised

The Selling Shareholders:
[ ]:
[ ]:

Total

SCHEDULE III

(a)           Issuer Free Writing Prospectuses:

(b)           Section 5(d) Writings:

(c)           Information that, together with the Pricing Prospectus, comprises the Pricing Disclosure Package:

The initial public offering price per share for the Shares is: $[•]

The number of Shares purchased by the Underwriters is [•]

SCHEDULE IV

Signatories to lock-up letters

ANNEX I(a)

Form of comfort letter delivered prior to execution of this Agreement

ANNEX I(b)

Form of comfort letter delivered at each Time of Delivery

ANNEX II

Form of Opinion of Company Counsel

ANNEX III

Form of Opinion of Selling Shareholder Counsel

ANNEX IV

Form of Press Release

Atlassian Corporation Plc
[Date]

Atlassian Corporation Plc (the “Company”) announced today that Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the joint book-running managers in the Company’s recent public sale of       ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to     ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on      ,          20    , and the ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX V

Form of Lock-Up

Atlassian Corporation Plc

Lock-Up Agreement

                               , 2015

Goldman, Sachs & Co.

Morgan Stanley and Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, NY  10282-2198

c/o Morgan Stanley and Co. LLC

1585 Broadway

New York, NY  10036

Re:  Atlassian Corporation Plc - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Atlassian Corporation Plc, a company organized under the laws of England (the “Company”), providing for a public offering (the “Public Offering”) of Class A ordinary shares of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares or any securities convertible into, exchangeable for or that represent the right to receive Ordinary

Shares (collectively, the “Equity Securities”), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Ordinary Shares the undersigned may purchase in the Public Offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the Public Offering date set forth on the final prospectus used to sell the Ordinary Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, for all then current employees who are not officers (each, a “Non-Officer Employee”), the Lock-Up Period with respect to up to 30% of the Specified Securities (defined below) held by such Non-Officer Employee (the “Released Securities”) shall end upon the earlier of (i) 180 days after the Public Offering Date and (ii) after market close two business days after earnings are announced for the three months ended March 31, 2016 assuming that at least 135 days have passed since the Public Offering Date; provided however, no securities sold pursuant to clauses (a)(vi) and (a)(vii) below shall be deemed Released Securities for purposes of this Lock-Up Agreement.  For purposes of this Lock-Up Agreement, “Specified Securities” shall mean Ordinary Shares and restricted share units and options to purchase Ordinary Shares that will be vested as of the date 180 days after the Public Offering Date.

Notwithstanding the foregoing, the undersigned may (a) transfer the Undersigned’s Shares

(i)                                     acquired in open market transactions on or after the Public Offering Date,

(ii)                                  as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(iii)                               to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iv)                              if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, in each case without consideration, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that (x) each transferee executes an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-Up Agreement and (y) there shall be no further transfer of such shares except in accordance with this Lock-Up Agreement,

(v)                                 by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(vi)                              to the Company in connection with the “net” or “cashless” exercise or settlement of options to purchase shares (insofar as the exercise period for any such option expires during the Lock-Up Period), restricted share units or other equity awards pursuant to an employee benefit plan disclosed in the final prospectus used for the Public Offering (and any transfer necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise), but for the avoidance of doubt with respect to this clause (a)(vi), excluding all manners of exercise that would involve a sale of any securities, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, provided that any such Ordinary Shares received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement, provided, further, that the Ordinary Shares delivered upon any such exercise are issued in the name of the undersigned,

(vii)                           in connection with broker-assisted sales of Ordinary Shares necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the settlement of restricted share units that are scheduled to settle immediately prior to or during the Lock-Up Period; provided that such sales occur at least thirty (30) days following the Public Offering Date,

(viii)                        to the Company in connection with the repurchase of Ordinary Shares issued pursuant to an employee benefit plan disclosed in the final prospectus used for the Public Offering or pursuant to the agreements pursuant to which such shares were issued as disclosed in the final prospectus used for the Public Offering, in each case upon cessation of service of the undersigned,

(ix)                              pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that is approved by the Board of Directors of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement,

(x)                                 in connection with the conversion of the outstanding Series A Preference Shares, Series B Preference Shares, Class B Ordinary Shares or Restricted Shares of the Company into Ordinary Shares, provided that any such Ordinary Shares received upon such conversion shall be subject to the terms of this Lock-Up Agreement,

(xi)                              by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each such transferee executes an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-Up Agreement, or

(xii)                           with the prior written consent of the Representatives on behalf of the Underwriters, or

(b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the sale of securities of the Company (a “Trading Plan”) provided that (i) the securities subject to such Trading Plan may only be transferred, sold or otherwise disposed of after the expiration of the Lock-Up Period and (ii) no public disclosure of the entry into such a Trading Plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period.  In addition, with respect to clauses (a)(i) through (iv), (vi) and (vii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (a) and (b) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  For purposes of this Lock-Up Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter of the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver of the undersigned by press release through a major news service at least two business days before the effective date of the release or waiver or otherwise in compliance with FINRA Rule 5131. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release or other manner in compliance with FINRA Rule 5131. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company, on the one hand, or both of the Representatives, on the other hand, advise(s) in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iv) March 31, 2016, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)